Exhibit 99.10(a)

[EVERSHEDS SUTHERLAND (US) LLP]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: ThomasBisset@eversheds-sutherland.com

December 19, 2017

VIA EDGAR

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

Re:                             Protective Variable Annuity Investors Series ADV

Pre-Effective Amendment No. 1

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Registration Statement on Form N-4 (File No. 333-220666) by Protective Life Insurance Company and Protective Variable Annuity Separate Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Eversheds Sutherland (US) LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset